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CSFB 05-4

Group 12

Pay rules

1.

Pay the NAS Priority Amount to the 12N1.

2.

Pay pro-rata the 12F1-12F5

3.

Pay the 12L1

4.

Pay the to the 12N1 until retired

Notes

Pxing Speed = 300 PSA

NAS bonds = 12N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 12N1 Balance/Total Non-PO Balance

Floater Bonds:

12F1– 0 day delay, 1ML + 0.30%, 5.50% Cap, .30% Floor, Initial Libor – 2.93%

12F2– 0 day delay, 1ML + 0.35%, 5.50% Cap, .35% Floor, Initial Libor – 2.93%

12F3– 0 day delay, 1ML + 0.40%, 5.50% Cap, .40% Floor, Initial Libor – 2.93%

12F4– 0 day delay, 1ML + 0.45%, 5.50% Cap, .45% Floor, Initial Libor – 2.93%

12F5– 0 day delay, 1ML + 0.50%, 5.50% Cap, .50% Floor, Initial Libor – 2.93%

Inverse IO Bonds:

12I1 – 0 day delay, 5.20% - 1ML, 5.20% Cap, 0% Floor, Initial Libor – 2.93%

12I2 – 0 day delay, 5.15% - 1ML, 5.15% Cap, 0% Floor, Initial Libor – 2.93%

12I3 – 0 day delay, 5.10% - 1ML, 5.10% Cap, 0% Floor, Initial Libor – 2.93%

12I4 – 0 day delay, 5.05% - 1ML, 5.05% Cap, 0% Floor, Initial Libor – 2.93%

12I5 – 0 day delay, 5.00% - 1ML, 5.00% Cap, 0% Floor, Initial Libor – 2.93%

Notional Balance:

12I1=12F1

12I2=12F2

12I3=12F3

12I4=12F4

12I5=12F5

Settlement = 4/29/05